POWER OF ATTORNEY

STATE OF	KANSAS	)
) ss.
COUNTY OF	SHAWNEE	)

KNOW ALL MEN BY THESE PRESENTS:
THAT I, John P. Wohletz, being Chief Accounting Officer of FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a New York stock insurance company (the “Company”), by these presents do make, constitute and appoint, Michael P. Kiley, Barry G. Ward, John F. Guyot and Christopher D. Swickard, and each of them, my true and lawful attorneys, each with full power and authority for me, in my name, and on my behalf, to sign, as my agent, any and all instruments which said attorneys and agents may deem necessary or advisable to comply with the Investment Company Act of 1940 and/or the Securities Act of 1933, each as amended, including specifically, but without limitation: (i) any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, (ii) any registration statement on Form N-4 to be filed by the Company with respect to the separate accounts of the Company, which are listed in the table below; (iii) any pre-effective amendment or post-effective amendment to any registration statement for such separate accounts, (iv) make application for and secure any exemptions from the federal securities laws; (v) register additional annuity contracts under the federal securities laws, if registration is deemed necessary, as well as any instrument or document filed as part thereof, or in connection therewith or in any way related thereto, with like effect as though said registration statement or other document or instrument had been signed and filed personally by me in the capacity aforesaid.
Registrant Name	File Nos.
T. Rowe Price Variable Annuity Account of First Security Benefit Life Insurance and Annuity Company of New York	033-83240
Variable Annuity Account A (AdvisorDesigns-New York)	333-89236
Variable Annuity Account A (EliteDesigns – New York, EliteDesigns – New York (2011), EliteDesigns II – New York)	333-142084
Variable Annuity Account B (AdvanceDesigns – New York)	333-118136
Variable Annuity Account B (SecureDesigns – New York)	333-120600
IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of April, 2017.
JOHN P. WOHLETZ
John P. Wohletz

SUBSCRIBED AND SWORN to before me this 7th day of April, 2017.

SHELLEY R. GOWER
Notary Public

My Commission Expires:

4-7-18